UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

HEALTHSPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 822-5090

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Restructuring

On February 28, 2011, the Board of Directors of HealthSport, Inc. (“the Company”) implemented a board restructuring plan, providing for the resignation of certain directors and to provide open board seats for the Company to add new members more closely aligned with the Company’s focus on pharmaceutical manufacturing. The Company has received resignations, effective immediately, from each of the following directors: Alexander J. Buelna, Daniel J. Kelly, Neil Allen M.D., Robert S. Davidson and Matthew Burns. Mr. Robert S. Davidson continues to serve as the Company’s President.

In connection with the plan, the Board of Directors approved the immediate acceleration of the vesting of, and waived any restrictions on the exercise or vesting of, all outstanding and unvested options and restricted stock awards held by the resigning directors.

The Board of Directors has begun the process of identifying qualified individuals which meet the Company’s corporate governance guidelines and anticipates making offers of board positions. The Company may also choose to offer an open board seat to a potential investor if required to secure a debt or equity financing transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2011

Healthsport, Inc.

By: /s/ Kevin Taheri
Kevin Taheri
Chief Executive Officer